Exhibit 99.1

News Release

CONTACT:	Roberta R. Jennings	FOR IMMEDIATE RELEASE
	513/579-4153	March 31, 2005

FIFTH THIRD BANCORP SETTLES CLASS ACTION LAWSUIT

CINCINNATI – Fifth Third Bancorp (NASDAQ-FITB) announced today that it has settled the class action litigation brought on behalf of purchasers of Fifth Third Bancorp stock, which was pending in the United States District Court for the Southern District of Ohio as David Slone, et al. v. Fifth Third Bancorp, et al., Case No. 1:03CV211, originally filed on March 25, 2003. The settlement is subject to court approval.

Under the terms of the settlement, Fifth Third’s insurer and other parties will pay a total of $17 million to a fund to settle the claims with the class members. Fifth Third has repeatedly denied all the alleged claims and has moved to dismiss them. The impact of the disposition of this lawsuit is not material to Fifth Third Bancorp.

Paul L. Reynolds, Executive Vice President & General Counsel comments, “While we felt there were substantial defenses to this suit, it made economic sense to settle the case rather than continuing to litigate the matter.”

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $94.5 billion in assets as of December 31, 2004. The Company operates 17 affiliates with 1,090 full-service Banking Centers, including 128 Bank Mart® locations open seven days a week inside select grocery stores and 1,985 Jeanie® ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia and Pennsylvania. The financial strength of Fifth Third’s Ohio and Michigan banks continues to be recognized by rating agencies with deposit ratings of AA- and Aa1 from Standard & Poor’s and Moody’s, respectively. Additionally, Fifth Third Bancorp continues to maintain among the highest short-term ratings available at A-1 and Prime-1, and is recognized by Moody’s with one of the highest senior debt ratings for any U.S. bank holding company of Aa2. Fifth Third operates four main businesses: Retail, Commercial, Investment Advisors and Fifth Third Processing Solutions. Investor information and press releases can be viewed at www.53.com. The company’s common stock is traded through the NASDAQ® National Market System under the symbol “FITB.” Member FDIC.

This release may contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This press release may contain certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which we do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) changes and trends in the securities markets; (7) legislative or regulatory changes or actions, or significant litigation, adversely affect us or the businesses in which we are engaged; and (8) the impact of reputational risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Further information on other factors which could affect the financial results of Fifth Third are included in Fifth Third’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Fifth Third. Further information on other factors which could affect the financial results of Fifth Third are included in Fifth Third’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Fifth Third.

# # #